Exhibit 99.1

BAUSCH & LOMB INCORPORATED

SUPPLEMENT TO
CONSENT SOLICITATION STATEMENT
DATED JANUARY 30, 2007

Extension of Expiration Date for
Solicitation of Irrevocable Consents to Amendments to Indentures and Waivers With Respect to the
Following Series of Securities:
$133,195,000 6.95% Senior Notes due 2007 (CUSIP No. 071707AH6)
$50,000,000 5.90% Senior Notes due 2008 (CUSIP No. 071707AL7)
$155,902,000 2004 Senior Convertible Securities due 2023 (CUSIP No. 071707AM5)
$4,098,000 Floating Rate Convertible Senior Notes due 2023 (CUSIP No. 071707AK9)
$421,000 6.56% Medium-Term Notes, Series B due 2026 (CUSIP No. 07171JAE6)
$66,429,000 7.125% Debentures due 2028 (CUSIP No. 071707AG8)

The Solicitation with respect to each series of Securities is hereby extended and will expire at 5:00 p.m., New York City time, on February 7, 2007 (or such date and time to which we may further extend it with respect to any such series of Securities from time to time, the “New Expiration Date”).

This Supplement extends the “Expiration Date” for the consent solicitation described in the Consent Solicitation Statement, dated January 30, 2007 (the “Original Solicitation”), of Bausch & Lomb Incorporated (“we” or the “Company”) for each series of Securities from February 6, 2007 to February 7, 2007. Capitalized terms used in this Supplement but not defined are used with the meaning assigned to such terms in the Original Solicitation. The terms of the Original Solicitation, as modified hereby are incorporated by reference into this Supplement.

Each Holder that delivers a Consent prior to the New Expiration Date of February 7, 2007 will be consenting to certain amendments to the Indentures governing the Securities as further described in the Original Solicitation waiving certain defaults that may have occurred before the Proposed Amendments become effective.  The term “Holders” means those holders of record on January 29, 2007 as reflected in the records of the Trustee (under the Indentures. Holders timely delivering consents will be entitled to a consent fee of $1.00 for each $1,000 in principal amount of the Securities as to which we have received and accepted Consents.  We will also pay additional $1.00 for each $1,000 on the fifth day (or, if occurring on a weekend or holiday, the immediately following business day) of each month thereafter from the payment of the initial Consent Fee to the earlier of (i) the Filing Compliance Date, and (ii) April 30, 2007.  Approval of the amendments and waivers with respect to any series of Securities requires the approval of holders of a majority of the outstanding principal amount of such series.

Holders may not revoke Consents once delivered. Any Consent received with respect to a series of Securities where the Consents of the holders of at least a majority of the outstanding series are not obtained by the Expiration Date with respect to that series of Securities will automatically terminate and not be effective and no payments of any Consent Fee will be made.  From and after the relevant Expiration Date with respect to any series of Securities, each present and future holder of such Securities will be bound by the Proposed Amendments and Waiver, whether or not such Holder delivered a Consent.

Citigroup and JPMorgan are acting as our Solicitation Agents.

Citigroup
JPMorgan

February 6, 2007

BAUSCH & LOMB INCORPORATED

SOLICITATION OF CONSENT TO INDENTURE AMENDMENTS AND WAIVER OF DEFAULTS

In order to give the Consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address set forth below.  Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below.  A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agents or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

The Co-Solicitation Agents for the Solicitation are:

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
Toll-free: (800) 558-3745

J. P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017
Attn. Liability Management Group

The Information Agent for the Solicitation is:

Global Bondholder Services Corporation
65 Broadway - Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 540-1500

By Facsimile:
(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail 65 Broadway — Suite 723 New York, NY 10006	By Overnight Courier 65 Broadway — Suite 723 New York, NY 10006	By Hand 65 Broadway Suite 723 New York, NY 10006